                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  August 20, 1998


                                 EQUIFAX INC.
            (Exact name of registrant as specified in its charter)



        GEORGIA                      1-6605                   58-0401110
(State or other juris-             (Commission             (I.R.S. Employer
diction of incorporation)          File Number)           Identification No.)



                          1600 PEACHTREE STREET, N.W.
                            ATLANTA, GEORGIA  30309
                   (Address of principal executive offices)


                                (404) 885-8000
             (Registrant's telephone number, including area code)



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                            Exhibit Index on Page 2
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Item 2.   Acquisition or Disposition of Assets
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          On August 20, 1998, Equifax Inc. completed a purchase for cash of eighty percent (80%) of the capital stock of Seguranca ao Credito e Informacoes ("SCI"), a Brazilian commercial and consumer information company, from George de Carle Gottheiner and Lotario Heilbrunn Krause. We consummated the purchase in accordance with the terms of our August 12, 1998 Acquisition Agreement By and Among Equifax South America, Inc., Equifax do Brasil Holdings Ltda., Equifax do Brasil Acquisition Ltda., Protector Administraco e Servicos Ltda., John George de Carle Gottheiner, Lotario Heilbrunn Krause, and Protector S.A.

          We paid approximately U.S.$200 million (approximately R$232 million Brazilian Reais) in connection with the purchase. We arrived at that amount through negotiations with the sellers. We obtained the funds for the acquisition from the sale of certain unsecured debt securities that we offered under prospectuses dated March 18, 1998 and registered under the Securities Act of 1933 by a Form S-3 registration statement dated March 9, 1998. Neither Equifax nor any of our affiliates had, nor to our knowledge did any director or officer or any associate of any director or officer of Equifax have, any material relationship with SCI prior to the Acquisition.

          SCI, headquartered in Sao Paulo, Brazil, provides financial information to more than 21,000 customers, including manufacturers, wholesalers, retailers, and financial institutions.



Item 7.   Financial Statements and Exhibits
-------   ---------------------------------

          (c) Exhibits

          2.1 Acquisition Agreement By and Among Equifax South America, Inc., Equifax do Brasil Holdings Ltda., Equifax do Brasil Acquisition Ltda., Protector Administraco e Servicos Ltda., John George de Carle Gottheiner, Lotario Heilbrunn Krause, and Protector S.A., dated August 12, 1998.


          99.1  Text of Press Release of Equifax Inc., dated August 24, 1998.



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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Date:     September 4, 1998

                                    EQUIFAX INC.
                                    (Registrant)

                                         /s/ David A. Post
                                    By:  _________________________
                                         David A. Post
                                         Corporate Vice President and
                                         Chief Financial Officer



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